UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 28, 2015

Date of Report (Date of earliest event reported)

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-33500	98-1032470
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Fourth Floor, Connaught House, One Burlington Road, Dublin 4, Ireland

(Address of principal executive offices, including zip code)

011-353-1-634-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On July 28, 2015, the Patent Trial and Appeal Board (the PTAB) of the U.S. Patent and Trademark Office issued decisions instituting inter partes review (IPR) with respect to five patents related to the distribution system for Xyrem® (sodium oxybate) oral solution. The PTAB decisions instituting review were issued in connection with petitions for IPR filed by Amneal Pharmaceuticals LLC (Amneal) and Par Pharmaceutical, Inc. (Par) in January 2015. The PTAB instituted trial on certain prior art grounds asserted by Par and Amneal, but rejected other potential grounds for unpatentability asserted in the petitions. Jazz Pharmaceuticals Public Limited Company (the Company) expects the PTAB to issue final decisions on the validity of these patents in approximately 12 months, and the final decisions will be appealable to the U.S. Court of Appeals for the Federal Circuit. The PTAB has not yet notified the Company whether it will institute proceedings with respect to one additional patent related to the distribution system for Xyrem that is covered by Amneal’s and Par’s petitions for IPR. The Company intends to disclose the PTAB’s decision on the sixth patent in a Quarterly Report on Form 10-Q following receipt of such decision.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

By:	/s/ Suzanne Sawochka Hooper
Name:	Suzanne Sawochka Hooper
Title:	Executive Vice President and General Counsel

Date: July 29, 2015